UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 12, 2011

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive

Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)      Departure of Director.

The Certificate of Incorporation of Finisar Corporation (“Finisar”) provides that the authorized number of members of the board of directors shall be fixed from time to time by the board of directors and that the terms of office of the members of the board of directors will be divided into three classes.  At each annual meeting of stockholders, directors from one of the three classes are elected for a term of three years to succeed those directors whose terms expire at the annual meeting.  The authorized number of directors is currently set at seven, consisting of two classes of two members each and one class of three members.

The terms of the Class III directors will expire on the date of Finisar’s annual meeting of stockholders to be held on November 28, 2011.  The current Class III members of the board of directors are Eitan Gertel and Dominique Trempont.  On October 12, 2011, Mr. Trempont advised the Nominating and Governance Committee and the board that he will be retiring from service on the board as of the date of the annual meeting and will not stand for re-election at the annual meeting.

On October 12, 2011, the board determined to reduce the size of the board from seven to six members, effective immediately upon the election of Class III directors at the annual meeting.  In connection with the reduction in the size of the board, the board also determined to reconfigure the composition of the classes of the board in order to make the size of the three classes equal.  To accomplish the reconfiguration of the board, the Nominating and Governance Committee recommended to the board that Thomas E. Pardun, currently a Class I director whose term expires at the 2012 annual meeting of stockholders, stand for re-election as a Class III director at the annual meeting.  In order to stand for re-election as a Class III director, Mr. Pardun has tendered his resignation as a Class I director to be effective immediately upon the election of Class III directors at the annual meeting.

Accordingly, two persons are to be elected to serve as Class III directors at the annual meeting.  The board’s nominees for election by the stockholders to those two positions are Mr. Pardun and Mr. Gertel, who currently serves as a Class III member of the board of directors.  If elected, each nominee will serve as a director until the annual meeting of stockholders in 2014 and until their respective successors are elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2011

Finisar Corporation

	By:	/s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President, General Counsel and Secretary